UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2018

Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2018, Diebold Nixdorf, Incorporated (the “Company”) announced that its Board of Directors had appointed Gerrard Schmid as the Company’s President and Chief Executive Officer and also appointed him to the Board of Directors, both effective immediately. Mr. Schmid will become the Company’s principal executive officer after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the Securities and Exchange Commission.

Mr. Schmid, age 49, served since 2012 as Chief Executive Officer and a director of D+H Corporation (“D+H”), a Canadian company that operates as a global payments and lending technology provider. D+H was publicly listed on the Toronto Stock Exchange until its merger with Misys in 2017. Additionally, Mr. Schmid served on the boards of directors of D+H USA Corporation from 2015 until 2017 and D&H India Ltd. from 2015 until 2017. Since 2017, Mr. Schmid has served as a member of the advisory boards of Difenda, a privately-held Canadian company specializing in cyber-security, and Ryzio, a privately-held Canadian company providing mental health services.

In connection with his election as the Company’s President and Chief Executive Officer, on February 21, 2018, the Company and Mr. Schmid agreed to an offer letter (the “Offer Letter”) pursuant to which Mr. Schmid will receive an annual base salary of at least $950,000 and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. For 2018, the Board set his initial annual cash incentive award target at $1,330,000, which represents 140% of his base salary. Any payout under this incentive award shall be determined by the Board based on the achievement of certain performance goals.

The Board also granted Mr. Schmid options, performance share units and restricted stock units as a material inducement to his hiring. Pursuant to the terms the CEO Inducement Award Agreement, dated February 21, 2018 (the “Award Agreement”), Mr. Schmid received (i) 192,049 options with an exercise price of $15.35 per share and which will vest in three equal installments on the first, second, and third anniversary of the grant date; (ii) 155,636 performance share units, which will be earned, if at all, based on the target level of achievement of established performance metrics during the three-year performance period from the grant date; and (iii) 108,945 restricted stock units, which will vest in three equal installments on the first, second, and third anniversaries of the grant date. This inducement award was approved by all of the Company’s independent directors and was made outside of the terms of the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan, in reliance on the exemption under the NYSE Listed Company Manual Rule 303A.08. Once vested, equity grants will not be subject to forfeiture unless Mr. Schmid is terminated for certain activities constituting cause (as defined in the Award Agreement). In the event Mr. Schmid’s employment is terminated by the Company without cause or he resigns for good reason (as defined in the Award Agreement) within three years after a change in control, he will be entitled to 100% accelerated vesting of all such outstanding equity interests, with performance awards earned at the greater of target or actual performance as of the date of termination.

Mr. Schmid’s severance benefits will be governed by the Company’s current Senior Leadership Severance Plan (the “SLSP”), which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason (as defined in the SLSP), in each case separate from a change-in-control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. This policy generally provides for (1) a lump sum payment equal to two times base salary in effect on the date of termination and target bonus opportunity under the Company’s Annual Cash Bonus Plan in the year of termination, (2) a lump sum pro-rata payment of the bonus under our Annual Cash Bonus Plan, based upon the time employed in the year of termination and actual full-year performance results, (3) continued participation in all of our employee health and welfare benefit plans for the shorter of (i) two years and (ii) the date Mr. Schmid receives equivalent coverage from a subsequent employer, (4) all outstanding unvested options immediately vest and generally remain exercisable for a period of twelve months (or the earlier scheduled expiration) following the date of termination, (5) all outstanding restricted stock units vest pro-rata based upon the time employed in the year of termination relative to the vesting period of the restricted stock units, (6) pro-rata performance-based share amounts based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and (7) professional outplacement services for up to two years. With respect to Mr. Schmid, “good reason” as defined in the SLSP shall also include a change in title, authority, duties or responsibilities or the assignment of any duties that are inconsistent with his position.

The Company also entered into a Change in Control Agreement, dated February 21, 2018 (“Change in Control Agreement”) with Mr. Schmid consistent with the Company’s existing program. Any benefits under the Change in Control Agreement are paid only following both (1) a change-in-control (as defined in the Change in Control Agreement) and (2) a termination of Mr. Schmid’s employment without cause by the Company, or by him with good reason (as such terms are defined in the Change in Control Agreement) in the three-year period following a change-in-control. Under such circumstances, Mr. Schmid may be eligible for (i) a lump sum payment equal to two times base salary and target cash bonus, (ii) the acceleration of outstanding equity awards, (iii) payment of outstanding performance awards at the greater of target or actual performance, (iv) two years of continued participation in the Company’s health and welfare benefit plans, and (v) a lump sum payment in an amount equal to the additional benefits Mr. Schmid would have accrued under each qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plan for one additional year of service, provided he was fully vested prior to termination, including pro rata payment of his annual incentive award at the greater of target or actual performance.

There are no arrangements or undertakings between Mr. Schmid and any other persons pursuant to which he was selected to serve as the Company’s President and Chief Executive Officer and as member of the Board, nor are there any family relationships between Mr. Schmid and any of the Company’s directors or executive officers. Mr. Schmid has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The foregoing descriptions of the Offer Letter, Award Agreement and Change in Control Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Offer Letter, Award Agreement and Change in Control Agreement, copies of which is filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated February 21, 2018, by and between Diebold Nixdorf, Incorporated and Gerrard Schmid.

10.2	CEO Inducement Award Agreement, dated February 21, 2018, by and between Diebold Nixdorf, Incorporated and Gerrard Schmid.

10.3	Change in Control Agreement, dated February 21, 2018, by and between Diebold Nixdorf, Incorporated and Gerrard Schmid.

99.1	Press release, dated February 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 21, 2018	Diebold Nixdorf, Incorporated

	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Senior Vice President, Chief Legal Officer and Secretary